Exhibit 5(d)



                          INVESTMENT ADVISORY AGREEMENT

INVESTMENT ADVISORY AGREEMENT, dated October 9, 1997, between Tweedy, Browne Fund Inc. (the "Company"), a Maryland corporation, and Tweedy, Browne Company LLC (the "Adviser"), a Delaware limited liability company.

 In  consideration  of the mutual promises and agreements  herein  contained and
other  good  and  valuable  consideration,   the  receipt  of  which  is  hereby
acknowledged, it is agreed by and between the parties hereto as follows:

     1.  In General

The Adviser agrees, all as more fully set forth herein, to act as investment adviser to the Company with respect to the investment of the assets of the Company allocated to Tweedy, Browne American Value Fund (the "Fund").

     2. Duties and obligations of the Adviser with respect to investments of assets of the Fund

     (a) Subject to the succeeding provisions of this paragraph and subject to the direction and control of the Company's Board of Directors, the Adviser shall act as investment adviser for and supervise and manage the investment and reinvestment of the Fund's assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund.

     (b) In the performance of its duties under this Agreement, the Adviser shall at all times use all reasonable efforts to conform to, and act in accordance with, any requirements imposed by (i) the provisions of the Investment Company Act of 1940 (the "Act"), and of any rules or regulations in force thereunder; (ii) any other applicable provision of law; (iii) the provisions of the Articles of Incorporation and By-Laws of the Company, as such documents are amended from time to time; (iv) the investment objective, policies and restrictions applicable to the Fund as set forth from time to time in the Company's Registration Statement on Form N-1A and any prospectus or statement of additional information used by the Fund and provided to the Adviser; and (v) any policies and determinations of the Board of Directors of the Company with respect to the Fund.

     (c) The Adviser will seek to provide qualified personnel to fulfill its duties hereunder and will bear all costs and expenses (including any overhead and personnel costs) incurred in connection with its duties hereunder and shall bear the costs of any salaries or directors fees of any officers or directors of the Company who are affiliated persons (as defined in the Act) of the Adviser. If in any fiscal year the Fund's aggregate expenses (excluding interest, taxes, distribution expenses, brokerage commissions and extraordinary expenses) exceed the most restrictive expense limitation imposed by the securities law of any state in which the shares of the Fund are registered or qualified for sale (currently 2.5% of the first $20 million in assets, 2.0% of the next $50 million and 1.5% of the excess), the Adviser will reimburse the Company for the amount of such excess up to the amount of fees accrued for such fiscal year thereunder. The amount of such reimbursement shall be calculated monthly and an appropriate amount shall be held back or released to the Adviser each month so that the aggregate amount held back at any particular time shall equal the net amount of the reimbursement on a cumulative year-to-date basis. As of the end of the year the final amount of the total reimbursement shall be calculated and the appropriate amount released to the Fund or the Adviser or paid to the Fund by the Adviser. Subject to the foregoing, the Company shall be responsible for the payment of all the Fund's other expenses; including (i) payment of the fees payable to the Adviser under paragraph 4 hereof; (ii) organizational expenses;
(iii) brokerage fees and commissions and the costs of arranging for portfolio transactions; (iv) taxes; (v) interest charges on borrowings; (vi) the cost of liability insurance or fidelity bond coverage for the Company officers and employees, and directors' and officers' errors and omissions insurance coverage;
(vii) legal, auditing and accounting fees and expenses; (viii) charges of the Fund's administrator, custodian, transfer agent and dividend disbursing agent;
(ix) the Fund's pro rata portion of dues, fees and charges of any trade association of which the Company is a member; (x) the expenses of printing, preparing and mailing proxies, stock certificates and reports, including the Fund's prospectuses and statements of additional information, and notices to shareholders; (xi) filing fees for the registration or qualification of the Fundand its shares under federal or state securities laws; (xii) the fees andexpenses involved in registering and maintaining registration of the Fund's shares with the Securities and Exchange Commission; (xiii) the expenses of holding shareholder meetings; (xiv) the compensation, including fees, of any of the Company's directors, officers or employees who are not affiliated persons of the Adviser; (xv) all expenses of computing the Fund's net asset value per share, including any equipment or services obtained solely for the purpose of pricing shares or valuing the Fund's investment portfolio; (xvi) expenses of personnel performing shareholder servicing functions; and (xvii) litigation and other extraordinary or non-recurring expenses and other expenses properly payable by the Fund.

     (d) The Adviser shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, but neither the Adviser nor any of its officers, directors, employees, agents or controlling persons shall be liable for any act or omission or for any loss sustained by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement; provided, however, that the foregoing shall not constitute a waiver of any rights which the Company may have which may not be waived under applicable law.

     (e) Nothing in this Agreement shall prevent the Adviser or any director, officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting.

     3.  Portfolio Transactions

     In the course of the Adviser's execution of portfolio transactions for the Fund, it is agreed that the Adviser shall employ securities brokers and dealers which, in its judgment, will be able to satisfy the policy of the Fund to seek the best execution of its portfolio transactions at reasonable expenses. For purposes of this agreement, "best execution" shall mean prompt, efficient and reliable execution at the most favorable price obtainable. Under such conditions as may be specified by the Company's Board of Directors in the interest of its shareholders and to ensure compliance with applicable law and regulations, the Adviser may (a) pay commissions to brokers other than its affiliate which are higher than might be charged by another qualified broker to obtain brokerage and/or research services considered by the Adviser to be useful or desirable in the performance of its duties hereunder and for the investment management of other advisory accounts over which it or its affiliates exercise investment discretion; and (b) consider sales by brokers other than the Adviser of shares of the Fund and any other mutual fund for which it or its affiliates act as investment adviser, as a factor in its selection of brokers and dealers for Fund portfolio transactions.

     4.  Compensation of the Adviser

     (a) Subject to paragraph 2(a), the Company agrees to pay to the Adviser out of the Fund's assets and the Adviser agrees to accept as full compensation for all services rendered by or through the Adviser a fee computed daily and payable monthly in arrears in an amount equal to an annualized basis to 1.25% of the Fund's daily average net asset value. For any period less than a month during which this Agreement is in effect, the fee shall be pro rated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be. Such payments shall be made in arrears; provided, however, that if the Adviser so requests, the Company will pay as often as weekly an amount equal to 75% of the amount of fees then accrued and not yet paid with the balance at the end of the month.

     (b) For purposes of this Agreement, the net asset value of the Fund shall be calculated pursuant to the procedures adopted by resolutions of the Directors of the Company for calculating the net asset value of the Fund's shares.

     5.  Ownership of Names

     The names "Tweedy, Browne Fund Inc." and "Tweedy, Browne American Value Fund" belong to the Adviser.

     6.  Indemnity

     (a) The Company hereby agrees to indemnify the Adviser and each of the Adviser's directors, officers, employees, and agents (including any individual who serves at the Adviser's request as director, officer, partner, trustee or the like of another corporation) and controlling persons (each such person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable corporate law) reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth above in this paragraph or thereafter by reason of his having acted in any such capacity, except with respect to any matter as to which he shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Company and furthermore, in the case of any criminal proceeding, so long as he had no reasonable cause to believe that the conduct was unlawful, provided, however, that (1) no indemnitee shall be indemnified hereunder against any liability to the Company or its shareholders or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interest of the Company and that such indemnitee appears to have acted in good faith in the reasonable belief that his action was in the best interest of the Company and did not involve disabling conduct by such indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee was authorized by a majority of the full Board of the Company. Notwithstanding the foregoing the Company shall not be obligated to provide any such indemnification to the extent such provision would waive any right which the Company cannot lawfully waive.

     (b) The Company shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Company receives a written affirmation of the indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Company unless it is subsequently determined that he is entitled to such indemnification and if the directors of the Company determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the indemnitee shall provide a security for his undertaking, (B) the Company shall be insured against losses arising by reason of any lawful advances, or (C) a majority of a quorum of directors of the Company who are neither "interested persons" of the Company (as defined in Section 2(a)(19) of the Act) nor parties to the proceeding ("Disinterested Non-Party Directors") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

     (c) All determinations with respect to indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such indemnitee is not liable by reason of disabling conduct or, (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Directors of the Company, or
(ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion.

     The rights accruing to any indemnitee under these provisions shall not include any other right to which he may be lawfully entitled.

     7.  Duration and Termination

     This Agreement shall become effective on the date hereof and shall continue in effect for a period of two years and thereafter from year to year, but only so long as such continuation is specifically approved at least annually in accordance with the requirements of the Act.

     This Agreement may be terminated by the Adviser at any time without penalty upon giving the Company sixty-days' written notice (which notice may be waived by the Company) and may be terminated by the Company at any time without penalty upon giving the Adviser sixty-days' notice (which notice may be waived by the Adviser), provided that such termination by the Company shall be directed or approved by the vote of a majority of the Directors of the Company in office at the time or by the vote of the holders of a "majority of the voting securities" (as defined in the Act) of the Fund at the time outstanding and entitled to vote and provided further, that the provisions of Paragraph 5 shall survive any termination of this Agreement. This Agreement shall terminate automatically in the event of its assignment (as "assignment" is defined in the Act and the rules thereunder.)

     8.  Notices

     Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark, if such notice is mailed first class, postage prepaid.

     9.  Governing Law

     This Agreement shall be construed in accordance with the laws of the State of New York for contracts to be performed entirely therein and in accordance with the applicable provisions of the Act.

     IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

                           TWEEDY, BROWNE FUND INC.

                           By:  CHRISTOPHER H. BROWNE
                           Name:    Christopher H. Browne
                           Title:  President

                           TWEEDY, BROWNE COMPANY LLC

                           By:  WILLIAM H. BROWNE
                           Name:  William H. Browne
                           Title:  Member, Managing Director